To the Board of Directors and Shareholders of Credit Suisse Asset Management Income Fund, Inc.:

In planning and performing our audit of the financial statements of Credit Suisse AssetManagement Income Fund, Inc. (hereafter referred to as the "Fund") as of and for the yearended December 31, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financialreporting, including controls over safeguarding securities, as a basis for designing our auditingprocedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing anopinion on the effectiveness of the Fund's internal control over financial reporting.Accordingly, we do not express an opinion on the effectiveness of the Fund's internal control over financial reporting.

The management of the Fund is responsible for establishing and maintaining effective internalcontrol over financial reporting. In fulfilling this responsibility, estimates and judgments bymanagement are required to assess the expected benefits and related costs of controls. Afund's internal control over financial reporting is a process designed to provide reasonableassurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.A fund's internal control over financial reporting includes those policies and procedures that(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflectthe transactions and dispositions of the assets of the company; (2) provide reasonableassurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts andexpenditures of the company are being made only in accordance with authorizations ofmanagement and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assetsthat could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent ordetect misstatements. Also, projections of any evaluation of effectiveness to future periods aresubject to the risk that controls may become inadequate because of changes in conditions, orthat the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of acontrol does not allow management or employees, in the normal course of performing theirassigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limitedpurpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standardsestablished by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation,including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2014.

This report is intended solely for the information and use of management and the Board ofDirectors of Credit Suisse Asset Management Income Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
February 26, 2015